Exhibit 10.2

GUARANTY

This Guaranty (“Guaranty”), dated as of May 15, 2013, is made by TransCanada PipeLine USA Ltd., a Nevada corporation (“Guarantor”), in favor of TC PipeLines Intermediate Limited Partnership, a Delaware limited partnership (“Buyer”) and its successors and assigns.

RECITALS

A.                                    TC Continental Pipeline Holdings Inc., a Delaware corporation, (“Seller”) is a wholly-owned direct subsidiary of Guarantor.

B                                       Pursuant to a Purchase and Sale Agreement, dated as of May 15, 2013 (the “Purchase Agreement”), between Seller and Buyer, Seller has agreed to sell, and Buyer has agreed to purchase, the Bison Interest (as defined in the Purchase Agreement).

C.                                    Guarantor is familiar with the Purchase Agreement and has determined that the guaranty provided in this Guaranty is necessary or convenient to the conduct, promotion, or attainment of the business of Guarantor, may reasonably be expected to benefit, directly or indirectly, Guarantor, and is in the best interests of Guarantor.

NOW, THEREFORE, in consideration of the premises and as a material inducement to Buyer to enter into the Purchase Agreement, Guarantor hereby agrees as follows:

ARTICLE I
DEFINITIONS AND CONSTRUCTION

1.1                               Definitions.  Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Purchase Agreement.  Additionally, the following terms have the meanings set forth below:

“Buyer” has the meaning set forth in the introductory paragraph of this Guaranty.

“Guaranteed Obligations” means all obligations of Seller of whatsoever nature and howsoever evidenced, due or to become due, now existing or hereafter arising, whether direct or indirect, absolute or contingent, which may arise under, out of or in connection with the Transaction Agreements and any amendment, restatement or modification thereof, up to a maximum amount equal to the Purchase Price.

“Proceeding” means any action or proceeding before any court, arbitrator or Governmental Authority acting in an adjudicative capacity.

“Purchase Agreement” has the meaning set forth in the recitals.

1.2                               Construction.  The principles of construction set forth in Section 9.12 of the Purchase Agreements are incorporated herein mutatis mutandis.

ARTICLE II
GUARANTY

2.1                               Guaranty.  Guarantor irrevocably and unconditionally guarantees the full, complete and timely payment and performance by Seller of the Guaranteed Obligations.

2.2                               Guaranty Unconditional.  This Guaranty is a guaranty of payment and performance and not of collection.  There are no conditions precedent to the enforcement of this Guaranty.  The obligations of Guarantor hereunder shall be continuing, absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)                                 any invalidity, illegality or unenforceability against Seller of any Transaction Agreement;

(b)                                 any modification, amendment, restatement, waiver or rescission of, or any consent to the departure from, any of the terms of the Transaction Agreements;

(c)                                  any exercise or non-exercise by Buyer of any right or privilege under any Transaction Agreement and any notice of such exercise or non-exercise;

(d)                                 any extension, renewal, settlement, compromise, waiver or release in respect of any Guaranteed Obligation, by operation of law or otherwise, or any assignment of any Guaranteed Obligation by a Buyer;

(e)                                  any change in the corporate existence, structure or ownership of Seller;

(f)                                   any insolvency, bankruptcy, reorganization or other similar proceeding affecting Seller or its assets or any resulting release or discharge of any Guaranteed Obligation;

(g)                                  any requirement that Buyer exhaust any right or remedy or take any action against Seller or any other Person before seeking to enforce the obligations of Guarantor under this Guaranty;

(h)                                 the existence of any defense, set-off or other rights (other than a defense of indefeasible payment and performance in full of the Guaranteed Obligations) that Guarantor may have at any time against Seller, Buyer or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(i)                                     any other act or failure to act or delay of any kind by either Seller, Buyer or any other Person; or

(j)                                    any other circumstance whatsoever that might, but for the provisions of this Section 2.2, constitute a legal or equitable discharge of the Guaranteed Obligations or the obligations of a Guarantor hereunder, including but not limited to all defenses of a surety (except for indefeasible payment and performance in full of the Guaranteed Obligations);

provided that Guarantor may interpose and assert as defense to payment or performance hereunder any defense that Seller is or would have been entitled to arising out of the breach or nonperformance by Buyer of its obligations under the Transaction Agreements.

2.3                               Termination and Reinstatement. Guarantor’s obligations hereunder shall remain in full force and effect for a period of six (6) years from the date hereof. If at any time any payment with respect to the Guaranteed Obligations is rescinded or must be otherwise restored or returned as a result of any fraudulent conveyance or the insolvency, bankruptcy or reorganization of Seller or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

2.4                               Waivers.  Guarantor irrevocably waives

(a)                                 notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply;

(b)                                 any diligence, promptness, presentment, demand, performance, protest, demand for payment, notice of non-payment as the same pertains to Seller, suit or the taking of other action by Buyer against, and any other notice to, either Seller, Guarantor or others;

(c)                                  any right to require Buyer to proceed against Seller or to exhaust any security held by Buyer or to pursue any other remedy;

(d)                                 any defense based upon an election of remedies by Buyer, unless the same would excuse performance by a Seller under the Transaction Agreements;

(e)                                  any duty of Buyer to advise Guarantor of any information known to Buyer regarding a Seller or its ability to perform under the Transaction Agreements; and

(f)                                   any right to require a Proceeding against Seller or any right to have Seller joined as a party to any Proceeding to enforce this Guaranty.

2.5                               Subrogation.  Guarantor shall be subrogated to all rights of Buyer against Seller in respect of any amounts paid by Guarantor pursuant to the provisions of this Guaranty; provided, however, that Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation if any Guaranteed Obligations then due have not been satisfied.  If any amount is paid to Guarantor on account of subrogation rights under this Guaranty in violation of this Section 2.5, such amount shall be held in trust for the benefit of Buyer and shall be promptly paid to Buyer to be credited and applied to the Guaranteed Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Transaction Agreements.

ARTICLE III
GUARANTOR’S REPRESENTATIONS

Guarantor represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

3.1                               Existence.  Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power to execute and deliver this Guaranty and to perform its obligations hereunder.

3.2                               Due Authorization.  The execution and delivery of this Guaranty and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Guarantor.  This Guaranty has been duly executed and delivered by Guarantor and constitutes its legal, valid and binding obligation, enforceable against Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

3.3                               Consents.  All consents, licenses, clearances, authorizations, and approvals of, and registrations and declarations with, any Governmental Authority necessary for the due execution, delivery and performance of this Guaranty have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Guaranty.

3.4                               No Conflict.  The execution, delivery and performance of this Guaranty by Guarantor does not, and the consummation of the transactions contemplated hereby will not,

(i)                                     result in a breach of the Articles of Incorporation or bylaws of Guarantor or any resolution adopted by its Board of Directors;

(ii)                                  result in, or constitute an event that, with the passage of time or giving of notice or both, would be, a breach, violation or default (or give rise to any right of termination, cancellation, prepayment or acceleration) under any agreement to which Guarantor is a party or by which its properties or assets may be bound that could reasonably be expected to materially adversely affect the ability of Guarantor to perform its obligations under this Guaranty; or

(iii)                               violate any Applicable Law binding upon Guarantor or its assets or properties.

3.5                               Litigation.  There is no Proceeding pending against Guarantor or any of its subsidiaries, or to the knowledge of Guarantor threatened against Guarantor or any of its subsidiaries, in which there is a reasonable possibility of an adverse decision that could reasonably be expected to materially adversely affect the ability of Guarantor to perform its obligations under this Guaranty or which in any manner draws into question the validity of this Guaranty.

ARTICLE IV
OTHER PROVISIONS

4.1                               Notices.  All notices, requests, demands, and other communications required or permitted to be given or made hereunder by Guarantor or Buyer (each a “Notice”) shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) delivered by prepaid overnight courier service, or (iv) delivered by confirmed telecopy or facsimile transmission at the following addresses (or at such other addresses as shall be specified by similar notice):

If to Buyer to:	TC PipeLines Intermediate Limited Partnership
c/o TC PipeLines GP, Inc.
450 — 1st Street, S.W.
Calgary, Alberta T2P 5H1
Attention: Secretary
Fax: (403) 920-2460

with a copy (which shall not constitute notice) to:

Alan Talkington, Esq.
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105

If to Guarantor:

TransCanada PipeLine USA Ltd.
717 Texas Street, 26th Floor
Houston, TX 77002-2761
Attention: Corporate Secretary
Fax: (832)320-6201

with a copy to:

TransCanada Corporation
450 — 1st Street S.W.
Calgary, Alberta T2P 5H1
Attention: Vice-President, Risk Management
Fax: (403) 920-2359

Notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.

4.2                               Entire Agreement.  This Guaranty constitutes the entire agreement between Guarantor and Buyer with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between them with respect to the subject matter hereof.  There are no restrictions, promises, representations, warranties, covenants or undertakings between Guarantor and Buyer other than those expressly set forth or referred to herein.

4.3                               Binding Effect; Assignment; No Third Party Benefit.  Subject to the following sentence, this Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Buyer and its successors and assigns.  Neither this Guaranty nor any of the rights, interests, or obligations hereunder shall be assigned or delegated by a party without the prior written consent of the other party.  Except as provided herein, nothing in this Guaranty is intended to or shall confer upon any Person other than the parties, and their successors and assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Guaranty.

4.4                               Severability.  If any provision of this Guaranty is held to be unenforceable, this Guaranty shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Guaranty shall remain in full force and effect.

4.5                               Governing Law.  This Guaranty shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws rules or principles.

4.6                               Counterparts.  This Guaranty may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.  Such execution may be evidenced by an exchange of facsimile communications or any other rapid transmission devise designed to produce a written record of communications transmitted.

4.7                               Consent to Jurisdiction.  The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in The Borough of Manhattan, New York, New York, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the venue of any dispute arising out of or relating to this Guaranty or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

4.8                               Amendment and Waiver.  No amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Guarantor and Buyer.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4.9                               No Implied Waiver.  No failure or delay in exercising any right, power or privilege or requiring the satisfaction of any condition hereunder, and no course of dealing between Guarantor and Buyer operates as a waiver or estoppel of any right, remedy or condition.  No single or partial exercise of any right or remedy under this Guaranty precludes any simultaneous or subsequent exercise of any other right, power or privilege.  The rights and remedies set forth in this Guaranty are not exclusive of, but are cumulative to, any rights or remedies now or subsequently existing at law, in equity or by statute.

4.10                        Expenses.  Guarantor shall indemnify Buyer for any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Buyer in the successful enforcement of any rights under this Guaranty.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TRANSCANADA PIPELINE USA LTD.

By:	/s/ Lauri Newton
Name:	Lauri Newton
Title:	Assistant Secretary

By:	/s/ Nancy F. Priemer
Name:	Nancy F. Priemer
Title:	Vice-President, Financial Services

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